Exhibit 99.1

iMergent Announces Additions to Senior Management

OREM, Utah, February 9, 2009 (GLOBE NEWSWIRE) -- iMergent, Inc. (AMEX:IIG), a leading provider of eCommerce software for small businesses and entrepreneurs, today announced that it has appointed Clint Sanderson as Senior Vice President of iMergent Inc. as well as President of its StoresOnline division, and appointed Jeffrey G. Korn Senior Vice President and Chief Legal Officer of iMergent, Inc.

Sanderson, 37, joined StoresOnline in 2002 and has served as Senior Vice President of Sales of our StoresOnline division since 2006. Since joining iMergent Sanderson has held positions of increasing responsibility, including Sales Manager and vice president of operations. Prior to joining StoresOnline Sanderson served as director of sales for two enterprise software companies. Sanderson also serves on the Board of Directors of the American Lung Association of Utah. Sanderson received a Bachelor of Science Degree from Brigham Young University.

Korn, 51, has served as the General Counsel of iMergent since 2002. Prior to joining iMergent Korn had a private consulting practice, before that he had served as general counsel of ProsoftTraining (previously a NASDAQ company) and prior to that Korn was a partner in a Jacksonville Florida law firm with his practice specializing in corporate matters and litigation. Korn has been an advisor to private venture firms, as well as a lecturer and a college instructor. Korn currently serves on the board of directors of Flanders Corporation and on several charitable and education boards. Korn has a BA from the State University of New York at New Paltz and a JD from Stetson University College of Law.

Steven G. Mihaylo, iMergent’s chief executive officer stated, “With these additions we round out our senior executive team. Clint and Jeff join David Rosenvall, Jon Erickson and me in working to bring iMergent to the next level.  I am very excited to work with this team.” Mihaylo further added, “Clint has a thorough understanding of StoresOnline and he has the support and respect of the staff and the sales team. Clint and our team intend to develop and execute the Company’s business plan and help us to address and solve our challenges. Jeff has helped to address many of the past challenges of the Company and he has a good understanding of what we have to do to develop our strategy in the future. I believe our senior management team is capable of leading the entire iMergent organization to make the changes I have detailed. This team intends to improve our business model, increase our focus on the small to medium enterprise market (SME) and expand our product offerings to that market. We also intend to shift the scope and medium of our advertising efforts to reach more highly qualified prospects and reduce complaints from customers and regulators. These are the changes necessary to return iMergent to profitability.”

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses, enabling them to market and sell their business products or ideas via the Internet. Headquartered in Orem, Utah, the company sells its proprietary StoresOnline software and training services, which help users build successful Internet strategies to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In addition to software, iMergent offers website development, web hosting and marketing products. iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs as well as offers StoresOnline Express for sale. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and sell upgrades to StoresOnline Pro and StoresOnline Platinum. iMergent, Inc. and  StoresOnline are trademarks of iMergent, Inc.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a ``safe harbor’’ for such forward-looking statements. The words “believe,’’ “expect,” “anticipate,” “estimate,” “will” and other similar statements of expectation identify forward-looking statements. Specific forward looking statements in this press release include information relating to iMergent rounding out our senior executive team and bringing the Company to the next level, developing and executing the Company’s business plan, addressing and solving challenges, developing strategy in the future, improving its business model, increasing its focus on the small to medium enterprise market (SME) and expanding product offerings to that market, shifting the scope and advertising medium to reach more highly qualified prospects, substantially reducing complaints from customers and regulators and returning to profitability. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this press release, or to reflect the occurrence of unanticipated events.

Contact:

     iMergent, Inc.

     Steven G. Mihaylo, CEO

     775-530-3955

     Stevemihaylo@imergentinc.com